AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of May, 2017, to the Transfer Agent Servicing Agreement, dated as of  May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend Exhibit I of the Agreement to add the U.S. Global GO GOLD and Precious Metal Miners ETF and U.S. Global Luxury Goods ETF to ETF Series Solutions:

Exhibit I of the Agreement is hereby superseded and replaced with Amended Exhibit I attached hereto.

This amendment will become effective upon the commencement of operations of U.S. Global GO GOLD and Precious Metal Miners ETF and U.S. Global Luxury Goods ETF, as applicable. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Michael D. Barolsky	By: /s/ Michael L. Ceccato
Name: Michael D. Barolsky	Name: Michael L. Ceccato
Title: Vice President and Secretary	Title: Senior Vice President

U.S. Global

Amended Exhibit I - ETF Series Solutions Transfer Agent Servicing Agreement
at May, 2017

Name of Series
U.S. Global Jets ETF
U.S. Global Weiss ETF
U.S. Global GO GOLD and Precious Metal Miners ETF
U.S. Global Luxury Goods ETF

The following reflects the greater of the basis point fee or minimum per fund

Admin/Accounting/TA	Basis Points on AUM				Annual Minimum per Fund
	First $[ ]	Next $[ ]	Next $[ ]	Balance	Funds 1-5	Funds 6-10	Funds 11+
	[ ]	[ ]	[ ]	[ ]	$[ ]	$[ ]	$[ ]

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Services and Associated Fees are in Addition to the Base Fee
Pricing Services
◾	$[ ]–	Domestic Equities, Options, ADRs
◾	$[ ]–	Foreign Equities
◾	$[ ]–	Domestic Corporate/Convertible/Gov’t/Agency Bonds, Futures, Forwards, Currency Rates, Mortgage Backed Securities
◾	$[ ]–	Domestic Corporate/Convertible/Gov’t/Agency Bonds, Futures, Forwards, Currency Rates, Mortgage Backed Securities
◾	$[ ]–	CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency Bonds, Asset Backed Securities, High Yield Bonds
◾	$[ ]–	Bank Loans
◾	$[ ]–	Credit Default Swaps
◾	$[ ]–	Swaptions, Index Swaps
◾	$[ ]–	Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪	$[ ]/Foreign Equity Security per Month for Corporate Action Service
▪	$[ ]/Domestic Equity Security per Month for Corporate Action Service
▪	$[ ] /Month Manual Security Pricing (>10/day)

ESS Trust Chief Compliance Officer Annual Fee
▪	$[ ] for the first fund*
▪	$[ ] for each additional fund*
▪	$[ ] per sub-advisor per fund*
*subject to change and approval by on ESS Board of Directors

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	$[ ] additional minimum

Section 15(c) Reporting
Add the following for legal administration services and data charges necessary to compile SEC required “peer reporting” information.
▪	$[ ]/fund per report

U.S. Global

Amended Exhibit I (continued) - ETF Series Solutions Transfer Agent Servicing Agreement at May, 2017

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities.

Fees are calculated pro rata and billed monthly.

U.S. Global